Exhibit 10.1

EXECUTION VERSION

AMENDMENT TO THE AMENDED AND RESTATED TRANSITION

SERVICES AGREEMENT

This is an Amendment (the “Amendment”) to the Amended and Restated Transition Services Agreement dated as of May 6, 2005 by and among Instinet Group Incorporated, (“Buyer”), Bridge Trading Company (the “Company”), and Reuters America LLC (“Reuters”), (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Agreement.

WHEREAS, Buyer, Reuters and the Company entered into the Agreement effective as of the Closing (as such term defined in the Purchase Agreement) pursuant to which Reuters provides certain transition services to the Company on the terms and conditions set forth therein;

WHEREAS, effective as October 1, 2005, the OrdPro related Services described on Schedule A (item 1 under the heading “Technology Services (see Schedule B for further detail)”) and B to the Agreement will terminate in accordance with a written notice of such termination received by Reuters from Buyer on September 23, 2005 pursuant to Section 7 of the Agreement;

WHEREAS, in connection with this termination, Buyer, Reuters and the Company desire to amend Schedules A and B of the Agreement with respect to the Technology Services described thereon.

NOW THEREFOR, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Buyer, the Company and Reuters hereby agrees to amend the Agreement effective as of October 1, 2005 as hereinafter provided.

1. The Services listed on Schedule A to the Agreement under the heading “Technology Services (see Schedule B for further detail)” shall be deleted in their entirety and replaced with the following:

Technology Services (see Schedule B for further detail):

1.	OrdPro related Services to be performed on an ‘as needed basis’ at the Company’s request:

•	Market hours support (as further described under clause a and b below) in the event, if any, the Company is required to provide certain of its trade data stored in Reuters OrdPro archive to a regulatory authority in order to satisfy an inquiry from such authority.

a.	Requests for trade data should originate from the Buyer’s compliance group and be directed to Reuters OrdPro operations at 314-468-8478.

b.	Upon receipt of a request, Reuters OrdPro support will use reasonable efforts to provide the trade data to Buyer in a format and timeframe that satisfies the regulatory authority initiating the request.

Charge for item 1: [Cost per hour]

Term: Expires December 31, 2005

2.	ProComm Plus (for order processing; allows user to connect to MIS; also, ProComm feeds information to TCS)*

3.	Vantive Client (for order processing)*

4.	Reuters MIS (feeds information to TCS and the Company’s customer website)*

5.	Oracle, Management Information Reporting and Analysis Programme (MIRA) and Business Objects (BO)

6.	File Servers (used to house network sharing home accounts and other pertinent critical data)

7.	Back-up Server (used to back-up the Company’s data)

8.	Network Connectivity (Fiber connectivity to 788 Bldg., with core switches and routers. Dedicated circuits to Brass and other 3rd party vendors for application usage and support)

9.	Siebel**

*Note:	The Company will be granted access (view and edit) to Vantive, Procomm and MIS for the Company’s commission based clients only; with respect to shared sites (i.e., where the customer is both cash and commission), the Company will be granted view only access to the cash side; the Company will no longer have the ability to edit invoices, or the charge file on the cash side.
**Note:	The Company will be granted view only access to Siebel for the Company’s commission based clients only.

Charge for items 2-9: [Cost per month]

Term: Expires December 31, 2005

2. Schedule B to the Agreement shall be deleted in its entirety and replaced with the following:

SCHEDULE B

DETAIL OF CERTAIN TECHNOLOGY SERVICES

[Schedule B]

3. This Amendment, together with the Agreement, constitutes the entire agreement between the parties solely with respect to the subject matter hereof. Except as modified by this Amendment, all terms and conditions in the Agreement thereto shall remain in full force and effect. This Amendement may be executed in separate counterparts, and all such counterparts will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Amended and Restated Transition Services Agreement to be executed as of the date first above written.

INSTINET GROUP INCORPORATED

By:	/s/ John F. Fay
Name:	John F. Fay
Title:	CFO

BRIDGE TRADING COMPANY

By:	/s/ Timothy Conway
Name:	Timothy Conway
Title:	SVP

REUTERS AMERICA LLC

By:	/s/ Russell Hayworth
Name:	Russell Hayworth
Title:	Attorney-in-Fact

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